FOR IMMEDIATE RELEASE

RCS Capital Announces Executive Leadership Appointments

Larry Roth Will Lead Management Team of RCAP’s Retail Advice Platform

Other Senior Leadership Roles Announced

New York, May 13, 2014 -- RCS Capital Corporation (NYSE: RCAP) (“RCAP” or the “Company”) announced today the executive leadership team for RCAP’s retail advice platform, Cetera Financial Group, including the appointment of R. Lawrence (Larry) Roth to the position of chief executive officer. Mr. Roth will assume overall executive responsibility of RCAP’s recently acquired independent broker-dealers, including First Allied Securities and the four Cetera Financial Group Broker/Dealers. RCAP’s retail advice platform will also consist of Investors Capital, Summit Brokerage Services, and J.P. Turner & Company upon their respective close dates. Mr. Roth will report to Michael Weil, the President of RCAP.

RCAP also announced additional appointments to the Cetera Financial Group senior leadership team:

Adam Antoniades	President, Cetera Financial Group
Catherine Bonneau	President and CEO – Cetera Financial Institutions
Jon Frojen	Chief Financial Officer, Cetera Financial Group
Doug King	President and CEO – Cetera Advisor Networks
Brett Harrison	EVP – Head of Firms and CEO Cetera Advisors
Nina McKenna	General Counsel, Cetera Financial Group
Mukesh Mehta	Chief Information Officer, Cetera Financial Group
Jason Mullens	Chief Human Resources Officer, Cetera Financial
Enrique Vasquez	President and CEO – Cetera Financial Specialists
Kevin Keefe	President – First Allied Securities

A number of additional appointments to senior leadership positions will be announced by Mr. Roth in the coming weeks, at which point the complete management team for the retail platform will have been assembled. This management team, working in concert with the RCAP senior management group, will, as all the transactions are completed, serve the interests of over 9,000 financial advisors and nearly two million retail financial service clients. It will then become the second largest such network of independent advisors in the industry.

Nicholas S. Schorsch, RCAP’s Executive Chairman commented, “The combination of the retail platform leadership team with the existing RCAP leadership will create a tremendous force in the industry. Larry’s extensive depth of experience and his direct involvement with our acquisitions of our independent broker-dealers make him the natural fit to drive and grow our retail investment advice strategy. When we hired Mr. Roth last summer, we knew he could contribute significantly to our future success across the breadth of our enterprise. Our announcement today represents the tremendous confidence we have placed in both his leadership abilities and his strategic vision.”

Mr. Roth has been involved in the retail financial services industry in a variety of executive positions for over 30 years. In fact, Mr. Roth was the CEO of the predecessor company to Cetera Financial, ING’s U.S. Retail Group. Prior to joining RCAP last year as CEO of the wholesale business of RCAP, he was the CEO of Advisor Group, an AIG Company. Advisor Group is a network of over 6,000 independent financial advisors. There Larry was responsible for defining the strategy and driving the growth and innovation that positioned Advisor Group as one of the premier firms in the independent advisor channel. Earlier in his career, Mr. Roth assumed ownership of the independent broker-dealer Vestax Securities Corp. and built the firm to over 700 representatives. That organization was later sold to ING Group, at which point Mr. Roth assumed the position of CEO for ING’s U.S. Retail Group; now Cetera Financial.

In commenting on Mr. Roth’s appointment, William M. Kahane, CEO of RCAP, added, “Larry’s extensive history and experience in the retail financial services industry and adherence to the highest of ethical principles, combined with his understanding of our vision for the industry, give us great confidence in his leadership of what I consider to be the best management team in the industry. We are very pleased to announce his appointment to the position of CEO of our retail advice business. Our management team is clearly second-to-none and allows us to focus our energy on our multiple faces of advice.”

Roth has served as Chairman of the Board of Directors of The Insured Retirement Institute (IRI), a not-for-profit organization whose mission is to encourage industry adherence to the highest ethical principles, and to advocate before public policy makers on critical issues affecting insured retirement strategies. He has also served as Chairman of the Board of Directors for the Financial Services Institute (FSI), the advocacy organization working on behalf of independent broker-dealers and independent financial advisors.

Adam Antoniades will serve as President of Cetera Financial, and will focus on building out a world-class retail investment advice platform for advisors and their clients. Mr. Antoniades has spent over twenty years in the independent financial advice channel. As a proven leader in the industry, Mr. Antoniades brings a rich history in providing independent financial advisors with the tools and resources necessary to deliver exceptionally high value in the marketplace.

Brett Harrison joined the ING Advisor Network in 1998 and has held a variety of management positions within the organization, including becoming head of Cetera. Mr. Harrison has been instrumental in the growth of that organization, having established himself as a leading relationship manager and advocate among many of the industry’s most successful financial advisors.

Michael Weil, President of RCAP offered: “The goal in everything we do is to deliver exceptional value and service in the markets we serve. The appointments of Mr. Roth and Mr. Antoniades move us much closer to realizing our long-term vision for the industry. When we buy organizations we focus our energies on not only the business fundamentals but also the leadership. The appointments announced today directly coincide with the pursuit of the RCAP strategy of fundamentally improving the delivery of financial advice within the independent retail channel.”

Michael Weil also announced today that Valerie Brown, the current CEO of Cetera Financial Group, has chosen to leave the Company. Mr. Weil explained, “Over the years, Cetera has grown into the thriving business it is today, and Ms. Brown has expressed to me that she feels privileged to have played a role in its development. With Cetera operating as a unit of RCAP, Ms. Brown believes now is the right time for her to transition from her role as CEO of Cetera into a consulting role with Cetera and on to other pursuits. Ms. Brown has said that she looks forward to witnessing the continued achievements of Cetera and RCAP.”

In addition to the completion of RCAP’s retail advice leadership, RCAP has built a senior management team including:

Brian D. Jones	Chief Financial Officer, RCAP
Brian L. Nygaard	Chief Operating Officer, RCAP
James A. Tanaka	General Counsel, RCAP
Richard F. Williamson	Chief Counsel – Strategic Transactions, RCAP

This group of leaders will support the strategic growth, and manage the risk and financial interests of the Cetera Financial management team.

About RCAP

RCS Capital Corporation (NYSE: RCAP) is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, a retail advice business and a research business focused on alternative investments. Upon closing of pending acquisitions of additional independent broker-dealers and an investment manager, RCAP will also operate a family of independent broker-dealers and an investment manager. RCAP's business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

About Cetera Financial Group

Cetera Financial Group is the cornerstone of the retail advice platform of RCS Capital Corporation (NYSE: RCAP), making it part of the second largest independent financial network in America. It is one of the nation’s largest families of firms and provides award-winning wealth management and advisory platforms, comprehensive broker-dealer and registered investment advisor services, and innovative technology to over 7,400 independent financial professionals and nearly 600 financial institutions nationwide. Through its distinct firms, Cetera Advisors LLC, Cetera Advisor Networks LLC, Cetera Financial Specialists LLC, Cetera Investment Services LLC (Cetera Financial Institutions), Cetera offers the benefits of a large, established and well-capitalized broker-dealer and registered investment advisor, while serving advisors in a way that is customized to their unique needs and aspirations. Cetera is committed to helping advisors grow their businesses and strengthen their relationships with clients. For more information visit www.Cetera.com.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of the factors set forth in the Risk Factors section of RCAP’s prospectus. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

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